Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Diamond S Shipping Group, Inc. of our report dated September 4, 2012 relating to the combined financial statements of Heroic Andromeda Inc., Heroic Aquarius Inc., Heroic Auriga Inc., Heroic Avenir Inc., Heroic Bootes Inc., Heroic Corona Borealis Inc., Heroic Equuleus Inc., Heroic Gaea Inc., Heroic Hera Inc., Heroic Hercules Inc., Heroic Hologium Inc., Heroic Hydra Inc., Heroic Leo Inc., Heroic Libra Inc., Heroic Lyra Inc., Heroic Octans Inc., Heroic Pegasus Inc., Heroic Perseus Inc., Heroic Pisces Inc., Heroic Rhea Inc., Heroic Sagittarius Inc., Heroic Scorpio Inc., Heroic Scutum Inc., Heroic Serena Inc., Heroic Tucana Inc., Heroic Uranus Inc., Heroic Virgo Inc., White Boxwood Shipping S.A., White Holly Shipping S.A., and White Hydrangea Shipping S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hong Kong
February 4, 2014